Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post Effective Amendment No. 5 to Form SB-2 on Form S-3 Registration Statement of our report dated March 19, 2009, on the consolidated financial statements of Global Med Technologies, Inc. and subsidiaries.

We also consent to the reference to our firm under the heading “experts.”

/s/ Ehrhardt Keefe Steiner & Hottman PC
Ehrhardt Keefe Steiner & Hottman PC

April 16, 2009 Denver, Colorado